Exhibit 99.1

Final Transcript

Thomson StreetEventsSM

Conference Call Transcript

SIR - Preliminary Results for the Twelve Months Ended December 31, 2005

SIRVA, Inc. Conference Call

Event Date/Time: Aug. 16, 2006 / 9:00AM ET

Final Transcript

Aug. 16. 2006 / 9:00AM ET, SIR - Preliminary Results for the Twelve Months Ended December 31, 2005 SIRVA, Inc. Conference Call

CORPORATE PARTICIPANTS

John Springer

SIRVA, Inc. - VP Investor Relations

Brian Kelley

SIRVA, Inc. - CEO & President

Mike Kirksey

SIRVA, Inc. - CFO

CONFERENCE CALL PARTICIPANTS

Jeremy Davis

Credit Suisse - Analyst

Brian Lawrence

Oak Cliff Capital - Analyst

Ryan Pfenninger

Joe Feshbach Partners - Analyst

Robert Kirkpatrick

Cardinal Capital - Analyst

Arthur Lynn

Analyst

PRESENTATION

Operator

Good morning. My name is Mandy and I will be your conference operator today. At this time I would like to welcome everyone to the SIRVA earnings update call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question-and-answer session. (OPERATOR INSTRUCTIONS). Thank you. Mr. John Springer, you may begin your conference.

John Springer  — SIRVA, Inc. - VP Investor Relations

Thanks, Mandy, and good morning everyone. With me on the call today, are SIRVA CEO Brian Kelley and Mike Kirksey, SIRVA’s Senior Vice President and CFO. If you haven’t seen the news release we issued last night you can find it at our SIRVA.com Web site. In addition, we have filed both the press release and the script for this call with the SEC in a current report on Form 8-K.

Now before we begin I have to mention that certain statements made on the call today may be considered to be projections or forward-looking statements. Words such as expects, believes, anticipates, plans, will, estimates, projects, or variations of such words are generally part of forward-looking statements. These statements are just predictions based on management’s current expectations and beliefs about future developments and their potential effects on our business. And the statements involve risks and uncertainties such that actual results may differ materially.

I would like to refer you to the statement about forward-looking information contained in yesterday’s news release as well as the caption Business, Business Risks and other risks described in our 2004 annual report on Form 10-K.

In addition during today’s call, we will be using certain non-GAAP financial measures which should be considered in addition to and not in lieu of GAAP measures. The required disclosures including explanations of the non-GAAP measures and the reconciliation of these non-GAAP measures with their most directly comparable GAAP measures are provided in yesterday’s release. With that, I will turn the call over to SIRVA’s CEO Brian Kelley.

Final Transcript

Aug. 16. 2006 / 9:00AM ET, SIR - Preliminary Results for the Twelve Months Ended December 31, 2005 SIRVA, Inc. Conference Call

Brian Kelley  — SIRVA, Inc. - CEO & President

Thank you, John, and good morning everyone. In May we told you that our two primary goals for 2006 were to become current with our financial filings as quickly as possible and to aggressively drive operating improvements to improve our financial performance across our businesses. Mike Kirksey, our CFO, will address our progress in becoming current with our filings later in the call.

I will focus my comments on the progress we’re making operationally across all of our business segments which we expect will lead to 2006 earnings growth despite what is a more challenging housing market in the United States. Let me begin by providing an update on the current market. It is clear that the U.S. housing market has continued to exhibit the same characteristics we described in May, reduced volumes and longer days on market. These trends have become more pronounced in the first half of this year.

While we obviously can’t control the velocity and the direction of the U.S. real estate market, we can and have focused on those operating levers that we can control to help us, one, mitigate the impact of the current market slowdown on our financial performance and, two, continue to generate the productivity and efficiency that can translate our relocation marketplace advantage into consistent, profitable growth.

Now we have made progress on both of these fronts in the first half of 2006 so let me update you on our operating progress by business segment. First, global relocation. In the first six months of 2006 our total initiations were up about 11% versus a year ago driven by an approximate 26% increase in our fixed fee initiation. This velocity increase has been driven primarily by the large number of new client wins we secured last year. This year we have continued to win new clients, like the large Department of Defense win we announced previously and other large corporate wins. And we expect to see a velocity increase in initiations from these wins late this year and into 2007.

However, the pace of home closings is slower than the initiation growth due to the current market environment, with total closings flat to last year through the first six months of 2006. While the market is clearly more difficult, we still expect to increase both revenue and operating income in our relocation business this year because of a number of actions we have already taken.

First, we have reduced costs as we said we would in our May call. We expect total G&A cost to be down about 10% for the full year in our relocation business. Second, we continue to sharpen our risk management practices to minimize the number of homes that enter our inventory and sell them quickly if they do. While we expect to see about 20% of closings enter our inventory for the full year versus about 16% in 2005, we are developing even stronger process capability across the Company in understanding risk by geography, home value and product type.

Third, these risk management improvements allow us to continue to optimize our fixed fee economics with our current clients and with the new clients we win in the marketplace. Fourth, we have made steady progress in working with our supplier partners, realtors, appraisers, movers and a host of others to reduce overall relocation costs for our clients.

This continual cost reduction is fundamental to our strategy since our fixed fee product has been and must always be lowest total cost relocation solution in the market while still offering the excellent quality we have always delivered to customers. This is our fundamental market advantage and it is why we will continually push for significant supply chain productivity. So while we clearly face a challenging real estate market, we’re confident we’re taking all the right actions to deliver service level excellence to our client and maximize our financial results.

Now the U.S. moving business. The U.S. moving industry is impacted by the same real estate market forces we have been describing. Shipment volumes are down 9% through the first six months, in line with industry volume. This is being partially offset by a modest increase in revenue per shipment. We expect G&A cost reductions and better capacity and claims management to allow our U.S. moving business also to increase operating income this year despite the tough market.

In Europe, Europe continues to make significant performance improvement in 2006, led by the U.K. We expect major cost reduction actions we took in 2005 combined with a modestly improving U.K. moving market will generate operating income improvement of more than $20 million for Europe in 2006.

So in summary operationally we are executing on the key priorities we described in May to address the controllable levers in our business while we weather the difficult market. We expect these actions to improve our performance in 2006 and position us well for the future. Now, let me turn it over to Mike Kirksey to give you an update on our filing progress.

 Mike Kirksey  — SIRVA, Inc. - CFO

 Thanks, Brian. The finance team is putting forth extensive efforts to put the Company back in a current filing status. Let me give you some perspective on the magnitude of that undertaking.

Final Transcript

Aug. 16. 2006 / 9:00AM ET, SIR - Preliminary Results for the Twelve Months Ended December 31, 2005 SIRVA, Inc. Conference Call

In our previous press release we mentioned $2.3 million of items recorded in 2005 that represented charges applicable to many prior periods that the Company deemed to be immaterial. In consultation with our auditors, we concluded it was appropriate to record these items in the periods in which they belong, representing 13 different reporting periods dating from 2004 to before 2001.

This is a large undertaking that affects all the MD&A footnote disclosures as well as the financial statements. To revise the 2004 10-K for these items alone required three weeks of effort. The result was that 2004 net income changed by $500,000, less than 1% and EPS did not change.

2003 net income changed by $1 million or $0.02 per share, the remaining adjustments for 2002 and prior periods. Regarding our 2005 results, a substantial portion of the work and adjustments we have made since our May conference call relate to reserve and accrual true-ups that we made as a result of now having perfect hindsight into 2005. This involved reviewing every accrual in 2005 including each home that came into inventory in 2005 and determining its ultimate disposition, whether gain or loss, throughout 2005 and 2006.

These true-ups normally would flow through the current quarter when they’d become known. Over the next two weeks the 2004 10-K A, 2005 10-Qs, and the 2005 10-K will all receive their final internal preparation and begin the final review process.

I would like to mention the non-cash charge we recorded to provide an allowance for our deferred tax assets. The accounting rules are subjective and in certain ways narrow on the guidance of the evaluating the necessity of a valuation reserve against deferred tax assets. The accounting rules tend to put more weight on the recent past than the future earnings potential of the Company when setting forth guidance in this area.

As a result the Company decided to provide this reserve in 2005. This represents a non-cash charge of approximately $118 million included in income taxes. The accounting literature also directs companies to reverse this allowance and therefore report a large income item at such point in the future when the realization of this benefit becomes more probable.

There is nothing more important in our financial reporting function than finalizing our financial statements. We are now starting to work on the 2006 quarterly financials and hope to be caught up within the fourth quarter of this year. The fact of the matter is when you combine sales of businesses, discontinued operations, perfect hindsight, very diligent internal and external review procedures, and small adjustments to several prior periods, it is takes longer to get completed than one would expect.

Regarding the 2005 results, we have covered most of the points in our May 16 conference call discussing our results for the nine months ended September 30, 2005. At that time we disclosed a full year 2005 pro forma EBITDA range of approximately $42 to $47 million. The preliminary unaudited financial statements included in our press release reflect full year 2005 pro forma EBITDA of approximately $44.7 million in the middle of the range.

By segment, this 2005 pro forma EBITDA was approximately $34 million for global relocations, approximately $29 million for northAmerican moving services, a negative $5 million pro forma EBITDA for Europe and Asia-Pac, and approximately a loss of $13 million due to corporate expenses. Now I would like to turn it back over to Brian for some closing comments.

Brian Kelley  — SIRVA, Inc. - CEO & President

Thanks, Mike. We appreciate your continued interest in and support of SIRVA. We’re taking the right steps to become current in our financial reporting as quickly as possible. Our business segments are all focused everyday on serving our clients and improving our operating performance. These actions, in combination with the marketplace success we continue to experience, position us well for future profitable growth. Thank you. And we would now be happy to take any questions you might have.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS). Jeremy Davis, Credit Suisse.

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Aug. 16. 2006 / 9:00AM ET, SIR - Preliminary Results for the Twelve Months Ended December 31, 2005 SIRVA, Inc. Conference Call

Jeremy Davis  — Credit Suisse - Analyst

I was wondering if you could give us the — any changes in the terms of the credit agreement that you were filing (technical difficulty).

Mike Kirksey  — SIRVA, Inc. - CFO

Jeremy, as you said, we’re going to file that later today or in the morning. It is a rather lengthy document. I can tell you that there are three or four major points in there. One is that it resets the covenants going forward. Number two, it waives all the covenants in the past and, number three, it extends the time for us to deliver the audit opinion on the financial statements that we have disclosed today.

Jeremy Davis  — Credit Suisse - Analyst

Does it take up the implied interest rate that you’re going to be charged?

Mike Kirksey  — SIRVA, Inc. - CFO

There is an uptick in the implied interest rate and with ups and downs in certain given situations.

Jeremy Davis  — Credit Suisse - Analyst

Next question is just can you give us a sense for roughly the change in the number of days on market that you have seen this time versus this time last year?

Brian Kelley  — SIRVA, Inc. - CEO & President

It is about 30 days.

Jeremy Davis  — Credit Suisse - Analyst

About a month.

Brian Kelley  — SIRVA, Inc. - CEO & President

About a month. Now that differs widely by market. If you look in the upper Midwest in Michigan, northern Ohio, Illinois, it is quite much longer than that. Detroit, Flint, some areas of Ohio, as I said, they would be as much as 60 to 100 days longer, but broadly we are seeing a thirty-day extension in real estate markets.

Jeremy Davis  — Credit Suisse - Analyst

And last question is I think in May that you had mentioned that you were seeing some clients tightening their belts somewhat on what they were willing to spend on the relocation front. I’m wondering if you are still seeing any of those trends or how rational you think the pricing environment is right now.

Brian Kelley  — SIRVA, Inc. - CEO & President

The pricing environment has always been competitive, but we don’t see a tremendous difference in that. We haven’t seen it become more or less competitive today than it was a year ago or even six months ago. And so we — most of our growth has come from new clients and it is a mixed bag when you look at our current client base, in essence, same-store sales, they’re — hit 50% that are up and 50% that are down, but the our base of clients is moving about the same level of people and moving and spending about the same level of dollars as they would have been a year ago.

Final Transcript

Aug. 16. 2006 / 9:00AM ET, SIR - Preliminary Results for the Twelve Months Ended December 31, 2005 SIRVA, Inc. Conference Call

Operator

[Brian Lawrence], Oak Cliff Capital.

Brian Lawrence  — Oak Cliff Capital - Analyst

I just wondered if you could talk about what the difference is in absolute gross profit dollars between a home that goes — that gets sold without going into inventory and then a home that gets sold after being in inventory. Is that — do you know what that spread is?

Brian Kelley  — SIRVA, Inc. - CEO & President

Sure. You could look at the difference between as a percentage of home value. We look at an $8000 to $10,000 kind of gross profit on a home that doesn’t go into inventory and a home that does go into inventory is a minus $3000 to $4000, $5000 in that range.

Brian Lawrence  — Oak Cliff Capital - Analyst

Does that include all carrying costs?

Brian Kelley  — SIRVA, Inc. - CEO & President

That include all carrying — it actually includes the following costs. It would include when we look at the gross profit or the direct profit of a home, we take the corporate fee and subtract from that our broker cost which is the commission we pay the broker, any acquisition cost we had in the home, closing costs, and then loss on sale if we incur any loss on sale and any carrying costs. So those are the five elements we look at. And so that would explain the difference between a home that comes in inventory and one that doesn’t. One that doesn’t obviously doesn’t have loss on sale or carrying costs.

Brian Lawrence  — Oak Cliff Capital - Analyst

Second question. If you look at the growth that you are having, what would you say your current market share is and who is this growth coming from?

Brian Kelley  — SIRVA, Inc. - CEO & President

I will give you our view of our market share. And then Realogy just put out their estimate of market shares, so you can look at theirs as well. We have a view that our market share is about 7% of the market and we see that share coming from a variety of competitors. There is not one particular competitor. We have been fortunate to win a number of clients and compete, but we have not taken them from one particular competitor.

Brian Lawrence  — Oak Cliff Capital - Analyst

And then the final question is given the capital structure that you have, are you comfortable that you have enough liquidity or equity or capital in the Company and would you care to comment on various alternatives you might be looking at?

Mike Kirksey  — SIRVA, Inc. - CFO

I mentioned in May that the Company was continually evaluating its capital structure and we continue to do that. The bank amendment was just one step in that direction. Alternatives are presented to us all the time. And if something is presented to us or through our Board that we think is

Final Transcript

Aug. 16. 2006 / 9:00AM ET, SIR - Preliminary Results for the Twelve Months Ended December 31, 2005 SIRVA, Inc. Conference Call

attractive and appropriate, then I am sure the Board will consider it appropriately. We continue to move — the reason we did the bank amendment was we wanted to provide more flexibility and able to take advantage of the liquidity there as well as opportunities that might be presented to us.

Operator

Ryan Pfenninger, Joe Feshbach Partners.

Ryan Pfenninger  — Joe Feshbach Partners - Analyst

Can you guys give us a little idea as to how the economics of your contract with the Department of Defense compared to the economics of a typical corporate relo contract that you might have?

Brian Kelley  — SIRVA, Inc. - CEO & President

I can give you the general framework and what is similar and what is different. Basically what happens in a corporate client contract is we provide one fixed fee. Let’s just say 11% of home value and regardless of whether the home goes into inventory or not, that is the fee the client pays us. So a $400,000 home, we would get a fee of $44,000. And that is the way it works again regardless of whether that home stays out of inventory or goes into inventory. With the government and let me follow-up. On a corporate client then what happens is, dependent on whether that client — we would typically service the mortgage, if we take it into inventory until it sells.

With the government, it is different on two fronts. The first is when we deal with the government and they do this with every relocation supplier, there is a price at which it comes in if it doesn’t go to inventory, so there is a fee structure for an inventory home and a fee structure for noninventory home. And something that goes into inventory gets a higher fee.

And it differs in each GSA group and department in the government. And so while the Department of Defense might be one, the Transportation Authority may be another, and FBI may be a third. So they have bifurcated fee, dependent upon whether it goes in inventory or not.

Then the second difference is that when a home comes into our inventory with the U.S. government, you buy out that home immediately so you pay off the mortgage. You don’t service the mortgage. The government doesn’t want that. So that is the way it works in general, and that is the difference. Does that answer your question?

Ryan Pfenninger  — Joe Feshbach Partners - Analyst

One other. Can you talk about the fixed fee growth is very strong; the traditional is not. Can you talk about how many clients, current clients, are being converted to the fixed fee products versus new clients being added in just a runoff of the traditional business?

Brian Kelley  — SIRVA, Inc. - CEO & President

Sure. There is no question that we — the conversion, while it is not a large number of clients, it tends to be large clients when we convert them. And so there is a very, very large financial institution that we converted. But it wouldn’t account for most of the fixed fee growth. It would be probably less than 20%. We can get actual data, but it is not the majority in any way of the fixed fee growth. It would be a small percentage probably well less than 20% of the growth.

While that does explain some of the traditional loss in volume, it is really the fixed fee wins and new clients that’s driving the fixed fee growth. So, frankly, when we try to convert a client, there are certain clients that it makes great sense to convert from our standpoint, from their standpoint, and that is what we do. But they tend to be larger clients, but that is not really what is driving fixed fee growth.

Ryan Pfenninger  — Joe Feshbach Partners - Analyst

Would it be fair to assume that the weaker real estate market is encouraging companies to sign up for the fixed fee product?

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Aug. 16. 2006 / 9:00AM ET, SIR - Preliminary Results for the Twelve Months Ended December 31, 2005 SIRVA, Inc. Conference Call

Brian Kelley  — SIRVA, Inc. - CEO & President

It certainly makes the product more attractive. It also makes — today if you are a traditional relocation client and you are incurring inventory and loss on sale and carrying cost which you are because if you are a corporation taking homes in inventory, they are suffering like anyone does. And so, yes, the fixed fee product does become more attractive. We just want to make sure that we, and we do, price it appropriately and cover what we know are the economics required for fixed fee.

Operator

Robert Kirkpatrick, Cardinal Capital.

Robert Kirkpatrick  — Cardinal Capital - Analyst

Could you, first of all, go into a little bit of explanation as to why the conventional fee business has been declining besides the conversion?

Brian Kelley  — SIRVA, Inc. - CEO & President

Sure. Part of it is if you look at our growth, when we sell new clients, well for 85% of our wins are fixed fee. It is not that we don’t sell traditional. We will provide a client what is best for them. Most clients choose fixed fee. So most of our new client wins are on the fixed fee side.

So what you have with traditional is a very small amount of new clients coming in and then frankly the traditional clients are then subject to same-store sales whether that customer is moving more or less people and the markets and home values of whom they move, that is really what is driving the reduction. The second thing that drives the reduction beyond same-store sales is just a conversion if a conversion occurs from traditional to fixed fee.

Robert Kirkpatrick  — Cardinal Capital - Analyst

And then you also mentioned earlier in your answer to a question about market share that Realogy had come out with the numbers, and I was wondering if you could share what those were.

Brian Kelley  — SIRVA, Inc. - CEO & President

They would put us at 13% or 14%.

Robert Kirkpatrick  — Cardinal Capital - Analyst

And why such a big difference?

Brian Kelley  — SIRVA, Inc. - CEO & President

It depends on what you call an initiation and what you define as the denominator in the industry. We tend to look at a set of home sale and we do look at home sale opportunities that are full outsource relocation home sale opportunities. And then what we count as an initiation or what we count as — is only a home sale closing. And in the industry there are lots of variation into sometimes we will do an expense management or tax equalization or a whole variety of services for a client that would count in some share calculation as an initiation. We only count the ones that are home closings.

Robert Kirkpatrick  — Cardinal Capital - Analyst

Okay.

Final Transcript

Aug. 16. 2006 / 9:00AM ET, SIR - Preliminary Results for the Twelve Months Ended December 31, 2005 SIRVA, Inc. Conference Call

Brian Kelley  — SIRVA, Inc. - CEO & President

So just imagine if we do 15,000 home closings in a year, that is what we use as our base. We do 25,000, 30,000 total services for transferees that we wouldn’t count as initiation and therefore calculate in the market share.

Robert Kirkpatrick  — Cardinal Capital - Analyst

And then now that we are into the next two weeks, the amended 10-K for 2004 and the Qs for ‘05 and K for ‘05, if we’re going to get the final internal preparation and we’re going to begin the final review process, what is involved in the final review process and how long does it typically take and how long, given the complexities of what has gone with SIRVA, is it likely to take in this case?

Mike Kirksey  — SIRVA, Inc. - CFO

There are several processes that go on. Number one, all those financial statements are reviewed by our audit committee. And there will be audit committee meetings set along the way to do that. Our audit firm also has an internal review process within their organization. That review process can take four to six weeks for that to happen within the audit committee and within the auditing firm. After that period of time, then there’s always a couple of weeks of just refinements and discussions and to culminate the filing. So we have put in our bank amendment October 15 and that contemplates kind of a six and two week time frame.

Robert Kirkpatrick  — Cardinal Capital - Analyst

And then on the May call, I asked you the same question. But I would be interested in the answer as of August and that is, are there any divestitures we need to make going forward that we are considering or any holes in the business where we are considering making acquisitions?

Brian Kelley  — SIRVA, Inc. - CEO & President

No, not at this time. Neither.

Operator

[Arthur Lynn], a private investor.

Arthur Lynn Analyst

Thank you for taking my call. I have two questions for you. First of all, do you see a problem with the fixed fee arrangement right now, given the likely slow decline in home prices and I would imagine that would affect your margins going forward?

Brian Kelley  — SIRVA, Inc. - CEO & President

Well, the answer to — we love the fixed fee product. It is profitable. It also delivers terrific service to our clients. It is advantaged in the market. So while it is certainly — the margins lessen as more homes go in inventory, the fundamental product and its fundamental promise and capability is still a terrific advantage for us. So we love the product. So as we go forward, we continue to see it as really a strong advantage for us in the marketplace.

Arthur Lynn Analyst

And in the second question is regard to the G&A. Looking at the statements your G&A between 2004 to 2005 rose by $110 million. And it would seem that it is driven primarily in Asia-Pacific and Europe region. Can you going forward especially you mentioned that you’ve taken steps in 2006, can you comment on specific steps you have taken in to rein in the those costs?

Final Transcript

Aug. 16. 2006 / 9:00AM ET, SIR - Preliminary Results for the Twelve Months Ended December 31, 2005 SIRVA, Inc. Conference Call

Mike Kirksey  — SIRVA, Inc. - CFO

Let me just comment first on the absolute number that you mentioned. Remember that in the G&A cost for 2005 are the expenses with regard to the investigation. Also at the end of 2004 we made an acquisition so 2005 also reflects the increments from that acquisition.

Brian Kelley  — SIRVA, Inc. - CEO & President

And now let me address the specific actions we have taken to address cost. First and foremost, in Europe we have taken dramatic action in 2005 to reduce costs and we’re seeing the benefit in that this year. The great majority of the EBIT and EBITDA improvement in Europe comes from cost reduction. We didn’t count on market improvement in Europe. We are getting slight market improvement in the U.K., but the great, great majority of the benefit and improvement is coming from cost reduction.

And what we did, we took headcount down. We reduced the number and the size and the scope of the organization in terms of the number of branches, the number of operations, reduced the structure across the U.K. In France we took 50% reduction in headcount; in the U.K. within the 20 to 30% range. So we made major headcount reductions and overhead cost reductions in Europe.

Now, in the U.S. we have done the same. It wasn’t needed to do it to the same extent, but we have certainly taken overhead cost out. Corporately we have taken them out in the relocation business. We have taken them out in our moving services business. We expect this year that our relocation business as I mentioned on the script — in the script will drop G&A cost by 10%. The U.S. moving business will also have a single digit G&A cost reduction. We are also, again as I mentioned, G&A at the headquarter level and corporate level, we have attacked as well.

Operator

Ryan Pfenninger, Joe Feshbach Partners.

Ryan Pfenninger  — Joe Feshbach Partners - Analyst

I actually have two. The first one is just sort of a housekeeping question. Through the first three quarters I think your interest expense in ‘05 was $24 million and in the fourth quarter it was $12 million. Can you maybe explain why it was a little higher in the fourth quarter?

Mike Kirksey  — SIRVA, Inc. - CFO

Well, during 2005 of course there were amendments made with the bank agreement and the rates adjusted along the way. That is the major reason for that change.

Ryan Pfenninger  — Joe Feshbach Partners - Analyst

Okay. And so should we anticipate that the fourth quarter level continue forward, or is that a onetime charge in nature or how should we look at that?

Mike Kirksey  — SIRVA, Inc. - CFO

 No, the fourth quarter is close to a continuing run rate.

Ryan Pfenninger  — Joe Feshbach Partners - Analyst

Okay. And can you give any kind of color on how the loss on the sale of a home has trended throughout ‘06 on — inventory?

Final Transcript

Aug. 16. 2006 / 9:00AM ET, SIR - Preliminary Results for the Twelve Months Ended December 31, 2005 SIRVA, Inc. Conference Call

Brian Kelley  — SIRVA, Inc. - CEO & President

Typically, we would see loss on sale. We look at it, both net and gross, but typically we’d see loss on sale in the 4% to 5% range. 4% to 5% of what we expect, what we buy it at versus what we sell it at. This year we are seeing it in the 5% to 6% range. And so if you look at the way we price our fixed fee product, if we expect 15% of homes to come into inventory and expect a 5% loss on each home that goes into inventory, about 75 basis points of that fee is to cover that cost. And so again if you look at just how — the way the fixed fee product works, if that percentage of home comes in inventory goes to 20, and all of a sudden it is a — from a 4% to 5%, it goes to 5% to 6%, then you can calculate what happens in terms of the cost for us as we manage a fixed fee product. Does that help?

Ryan Pfenninger  — Joe Feshbach Partners - Analyst

Actually that’s very helpful. And if you don’t mind, just one more. And that is can you maybe talk about what costs are embedded in your ‘06 numbers that are leading to some of your cost savings in ‘07?

Mike Kirksey  — SIRVA, Inc. - CFO

Yes. If I understood your question correctly, we mentioned $10 million of non-recurring costs in there. Those are legal expenses, remediation costs with regard to accounting systems and processes and in consulting professional fees with regard to that. Those are the three primary pieces of that. And those we expect, as we said, expect that they will end come the end of this year.

Brian Kelley  — SIRVA, Inc. - CEO & President

There will also be a number of other costs. Obviously, as we take cost out throughout this year, those will benefit us in ‘07 whether in the relocation business, the moving business or at corporate. But Michael is explaining the unusual charges this year, and then there will be other productivity we get, as we would normally.

Ryan Pfenninger  — Joe Feshbach Partners - Analyst

Has the — have you guys started seeing profit contribution from the DoD contract yet?

Brian Kelley  — SIRVA, Inc. - CEO & President

We have not.

Ryan Pfenninger  — Joe Feshbach Partners - Analyst

Do have any idea what the timing is for that?

Brian Kelley  — SIRVA, Inc. - CEO & President

We — in the fall is when we’d expect it to start.

Operator

Brian Lawrence, Oak Cliff Capital.

Brian Lawrence  — Oak Cliff Capital - Analyst

Just two follow-up questions. The first is do you guys have a sense of what capital spending will be on an ongoing basis next year?

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Aug. 16. 2006 / 9:00AM ET, SIR - Preliminary Results for the Twelve Months Ended December 31, 2005 SIRVA, Inc. Conference Call

Mike Kirksey  — SIRVA, Inc. - CFO

Yes. This year and next year we start to think in the $10 million to $15 million, kind of tops.

Brian Lawrence  — Oak Cliff Capital - Analyst

And is that a light number? I mean are you guys skimping on something?

Brian Kelley  — SIRVA, Inc. - CEO & President

That’s a reasonable number going forward. If you look at where we had historically were $25 million to $30 million when we were asset heavy, heavier, we were never asset heavy, but, Mike, I agreed 15 is a run rate that is reasonable.

Brian Lawrence  — Oak Cliff Capital - Analyst

The second question is you seem to be having a lot of success selling fixed fee. But I just wonder when you are out there in front of HR or the procurement officer selling what is a lot of service but also a fair bit of insurance, I mean you are taking the inventory risk. Does it — is it hurtful to your case to have five times debt to EBITDA on a trailing basis? I mean does your capital structure get in the way of your selling?

Brian Kelley  — SIRVA, Inc. - CEO & President

It’s rare that the capital structure gets in the way. It is more, you know, we certainly get questions from clients about the status of our filing. That is what the purchasing organizations want to know. But, no, the capital structure really has never come up with clients. That’s the clearest answer I can give you. I can’t think of one.

Operator

(OPERATOR INSTRUCTIONS). Sir, at this time, there are no further questions. Do you have any closing comments?

Brian Kelley  — SIRVA, Inc. - CEO & President

Other than to say thank you and thank you for your continued support of SIRVA and we look forward to talking to you again in the future. Thank you.

Operator

Thank you for participating in today’s SIRVA earning update call. You may now disconnect.

Final Transcript

Aug. 16. 2006 / 9:00AM ET, SIR - Preliminary Results for the Twelve Months Ended December 31, 2005 SIRVA, Inc. Conference Call

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